$970,000,000
                              THE MONEY STORE INC.
             The Money Store Home Equity Asset Backed Certificates,
                                  Series 1997-B
                                PRICING AGREEMENT
                                  June 25, 1997

Prudential Securities Incorporated
 as representative of the several Underwriters
One New York Plaza
New York, New York 10292

Salomon Brothers Inc.
  as representative of the Underwriters
Seven World Trade Center
New York, New York 10048

Lehman Brother Inc.
Three World Financial Center
New York, New York 10285
Ladies and Gentlemen:

          Reference is made to the Underwriting Agreement, dated June 25, 1997 (the "Underwriting Agreement"), relating to $970,000,000 aggregate principal amount of The Money Store Home Equity Asset Backed Certificates, Series 1997-B, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10 and Class A-11 (collectively, the "Class A Certificates"). Pursuant to the Underwriting Agreement, The Money Store Inc. (the "Company") agrees with Prudential Securities Incorporated and Salomon Brothers Inc., as representatives of the Underwriters, that the Initial Class Certificate Balance, the Pass-Through Rates, the price to public and the Underwriter's discount shall be as follows:

                               Initial              Pass-                                                            Proceeds to
                               Class                Through             Price to               Underwriting          Originators
 CLASS                         Certificate          Rate                Public(1)                Discount             (1)(2)
                               Balance
Class A-1                    $80,500,000            6.395%              100.000000%                 0.1250%           99.875000%
Class A-2                    $84,500,000            6.420%              100.000000%                 0.1700%           99.830000%
Class A-3                   $105,400,000            6.520%              100.000000%                 0.1900%           99.810000%
Class A-4                    $57,500,000            6.640%              100.000000%                 0.2350%           99.765000%
Class A-5                    $52,800,000            6.825%              100.000000%                 0.2500%           99.750000%
Class A-6                    $49,000,000            6.930%              100.000000%                 0.2750%           99.725000%
Class A-7                    $65,300,000            7.265%               99.984375%                 0.3250%           99.659375%
Class A-8                    $55,000,000            6.900%              100.000000%                 0.3250%           99.675000%
Class A-9                   $270,000,000               (3)              100.000000%                 0.2250%           99.775000%
Class A-10                  $140,000,000               (4)              100.000000%                 0.2250%           99.775000%
Class A-11                   $10,000,000            7.180%              100.000000%                 0.2250%           99.775000%
                             -----------                                -----------                 -------           ----------
Total                       $970,000,000                            $969,989,769.88           $2,182,385.00       $967,807,411.88
                            ===============                          ==============           ===============    ================


      (1) Plus, for each Class of Class A Certificates, accrued interest at the applicable Pass- Through Rate from June
               1, 1997 to, but not including, the Closing Time (other than the Class A-9 Certificates, which shall accrue interest from June 15, 1997 and the Class A-10
               Certificates, which shall accrue interest from the Closing Time).

      (2)      Before deducting expenses payable by the Company.

      (3)      The Pass-Through Rate for the Class A-9 Certificates will equal
               LIBOR plus 0.10% subject to the applicable Net Funds Cap. In the case of the Class A-10 Certificates, in no event shall the Pass-Through Rate exceed 14% per annum.

      (4) The Pass-Through Rate for the Class A-10 Certificates will be determined pursuant to the Auction Procedures described in Annex
               I to the Prospectus Supplement.

          The Class A Certificates will be offered by the Underwriters to the public subject to the concessions and discounts set forth in the Prospectus.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                             Very truly yours,

                                             THE MONEY STORE INC.

                                             By:_____________________________
                                                  Harry Puglisi
                                                  Treasurer

                                            THE ORIGINATORS LISTED ON
                                            ANNEX A HERETO

                                            By:_____________________________
                                                 Harry Puglisi
                                                 Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

PRUDENTIAL SECURITIES INCORPORATED

By:________________________
      Name:
      Title:

SALOMON BROTHERS INC.


By:________________________
      Name:
      Title:

 LEHMAN BROTHERS INC.

By:________________________
      Name:
      Title:


Acting on behalf of themselves
and as the representatives of
the Underwriters.